UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 796-2850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

CSG issued a press release on December 15, 2005 to announce the impact of various material one-time charges expected to be recorded in the fourth quarter of 2005 that were not previously included in CSG’s issued fourth quarter 2005 financial guidance. These charges relate to the closing of the sale of the GSS Business and other related activities expected to be implemented before the end of 2005. In addition, CSG announced its planned disposition of its plaNet Consulting Division, and CSG’s expectation to reflect plaNet’s results of operations as discontinued operations beginning in the fourth quarter of 2005. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit

99.1    Press release of CSG Systems International, Inc. dated December 15, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1    Press release of CSG Systems International, Inc. dated December 15, 2005.

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